UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2008

FAVRILLE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 EASTGATE MALL
SAN DIEGO, CALIFORNIA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 729-4441
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, our Board of Directors approved a third extension of the Retention Plan (“Plan”) originally dated June 26, 2008 and extended on September 26, 2008 for Tamara A. Seymour, our Chief Financial Officer, which is designed to provide Ms. Seymour an incentive to contribute towards conserving and maximizing the value of our assets. Under the extension of the Plan, Ms. Seymour is entitled to receive the enhancement to her base salary approved in the initial Plan through December 1, 2008, at which time the Plan may be reassessed. The description of the extension of the Plan is qualified in its entirety by the terms of the letter agreement describing such extension which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Letter Agreement between the Registrant and Tamara A. Seymour dated October 23, 2008. (1)

(1)                                Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: October 28, 2008		Tamara A. Seymour
Chief Financial Officer

Index to Exhibits

10.1	Letter Agreement between the Registrant and Tamara A. Seymour dated October 23, 2008. (1)

(1)	Indicates management contract or compensatory plan.